Exhibit 99.3

Independent Auditor’s Report

Board of Directors

Catamount Group, LLC, Catamount Management, LLC

and Plan Bee, LLC

Bethel, Connecticut

We have audited the accompanying combined balance sheets of Catamount Group, LLC, Catamount Management, LLC and Plan Bee, LLC as of December 31, 2005 and 2004, and the related combined statements of operations, member’s equity and cash flows for the years then ended. These combined financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Catamount Group, LLC, Catamount Management, LLC and Plan Bee, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Blackman Kallick Bartelstein, LLP

Chicago, Illinois
April 20, 2006

Catamount Group, LLC., Catamount Management, LLC. And Plan Bee, LLC.

COMBINED BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
ASSETS
Current Assets:
Cash	$251,906	$0
Trade Receivables(Net of Allowance)
Billed	883,961	852,136
Unbilled	141,315	71,641
Note Receivable - Current Portion	11,796	3,833
Other Current Assets	3,962	6,807
Total Current Assets	1,292,940	934,417
Property & Equipment
Leasehold Improvements	22,152	20,274
Equipment	47,558	43096
Subtotal	69,710	63,370
Less: Accumulated Depreciation	(25,646)	(13,678)
Net Property & Equipment	44,064	49,692
Other Assets
Long-Term Notes Receivable	19,526	16,412
TOTAL ASSETS	$1,356,530	$1,000,521

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Checks in Excess of Funds on Deposit	$0	$33,726
Trade Payables	758,681	619,212
Accrued Expenses	22,004	10,736
Deferred Revenue	52,813	0
Current Portion of Lease Payable	2,013	2,379
Total Current Liabilities	835,511	666,053
Long-Term Liabilities
Lease Payable – Net of Current Portion	1,703	3,704

Members’ Equity	519,316	330,764
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,356,530	$1,000,521

The accompanying notes are an integral part of the combined financial statements.

Catamount Group, LLC., Catamount Management, LLC. And Plan Bee, LLC.

COMBINED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005 and 2004

	2005	2004
Commission Income	$1,235,867	$748,774

Selling, General and Administrative Expenses	923,236	599,101

Income from Operations	312,631	149,673

Interest Income	8,187	0

Net Income	$320,818	$149,673

The accompanying notes are an integral part of the combined financial statements.

Catamount Group, LLC., Catamount Management, LLC. And Plan Bee, LLC.

COMBINED STATEMENTS OF MEMBERS’ EQUITY

For the Years Ended December 31, 2005 and 2004

	2005	2004
Members’ Equity, January 1	$330,764	$247,785

Net Income	320,818	149,673

Distributions	(132,266)	(66,694)

Members’ Equity, December 31	$519,316	$330,764

The accompanying notes are an integral part of the combined financial statements.

Catamount Group, LLC., Catamount Management, LLC. And Plan Bee, LLC.

COMBINED STATEMENT OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$320,818	$149,673
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities
Depreciation and Amortization	11,968	8,209
Bad Debt expense (recovery)	4,427	(10,700)
Loss on Disposal	0	951
(Increase)Decrease in Assets:
Trade Receivables	(36,252)	(96,923)
Unbilled Revenue	(69,674)	134,234
Other Current Assets	2,845	(6,307)
Increase(Decrease) in Liabilities
Trade Payables	139,469	(107,225)
Deferred Revenue	52,813	0
Accrued Expenses	11,268	(519)
Net Cash Provided by Operating Activities	437,682	71,393
CASH FLOWS FROM INVESTING ACTIVITIES
Net Advances of Notes Receivable	(11,077)	(5,245)
Capital Expenditures	(6,341)	(32,810)
Net Cash Used in Investing Activities	(17,418)	(38,055)
CASH FLOWS FROM FINANCING ACTIVITIES
Checks in Excess of Funds on Deposit	(33,726)	33,726
Principal Payments Made	(2,366)	(3,650)
Distributions to Member	(132,266)	(66,694)
Net Cash Used in Financing Activities	(168,358)	(36,618)
NET CASH CHANGE	251,906	(3,280)
CASH – Beginning of Period	0	3,280
CASH – End of Period	$251,906	$0

The accompanying notes are an integral part of the combined financial statements.

Catamount Group, LLC., Catamount Management, LLC. And Plan Bee, LLC.

Notes to Financial Statements

For the Years Ended December 2005 and 2004

NOTE A - PRINCIPLES OF COMBINATION AND BUSINESS ACTIVITIES

Catamount Group, LLC, Catamount Management, LLC and Plan Bee, LLC (collectively,   “the Company”) are all single-member Connecticut limited liability companies. There is a sole member of Catamount Group, LLC and Plan Bee, LLC. Catamount Group, LLC is the sole member of Catamount Management, LLC. Plan Bee, LLC is under common control with Catamount Group, LLC.

The Company is a direct-response media company that primarily connects businesses with potential new customers via the sale of name list databases. The Company principally serves customers in the United States of America.

The combined financial statements include the accounts of Catamount Group, LLC, Catamount Management, LLC and Plan Bee, LLC (commenced operations in 2005), after eliminating material intercompany balances and transactions.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Aspects of the Limited Liability Company

As a limited liability company, the member’s liability is limited to the capital invested. Allocation of profits, losses and distributions is in accordance with the terms as defined in the operating agreement.

The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. The Member is taxed individually on the Company’s earnings. The Company’s net income or loss is allocated to the member in accordance with the operating agreement of the Company. Accordingly, the financial statements do not reflect a provision for income taxes.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Sales and Revenue Recognition

Substantially all of the Company’s revenue is recorded at the net amount of its gross billings less pass-through expenses charged to a customer. In most cases, the amount that is billed to customers exceeds the amount of revenue that is earned and reflected in our financial statements, because of various pass-through expenses. In compliance with EITF Issue No.99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company assesses whether it or a third-party supplier is the primary obligor. The Company has evaluated the terms of its customer agreements and considered other key indicators such as latitude in establishing price, discretion in supplier selection and credit risk to the vendor as part of this assessment. Accordingly, the Company generally records revenue net of pass-through charges.

The Company currently has three types of sales transactions:

•  Full use sale: The customer is billed for all name list databases that are delivered regardless of how many names are accepted by the customer. The Company recognizes revenue at the time of delivery of the names.

•  Net minimum plus sale: The customer is required to accept and pay for a minimum number of names delivered by the Company. The Company recognizes revenue at the time of delivery of the names to the extent of the minimum number of names the customer must accept. The Company will recognize additional revenue upon acceptance of names, beyond the minimum, by the customer.

•  Net accepted sale: The customer takes delivery of a certain number of names and will only be obligated to pay for the number of names it accepts. The Company recognizes revenue when the customer notifies the Company of the number of names accepted.

Trade Receivables

Receivables are carried at original invoice amount. The allowance for doubtful accounts was $12,627 and $8,200 as of December 31, 2005 and 2004, respectively. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Receivables are written off when deemed uncollectible.

Trade receivables unbilled represent sales recognized at the time of delivery of the names, but not invoiced to the customer until after year end.

Depreciation

Property and equipment are stated at cost. Depreciation is provided on the straight-line method for financial statement purposes and accelerated methods for tax purposes. Depreciation of leasehold improvements is computed using the shorted of the lease term or the economic life using the straight-line method. Repairs and maintenance are expensed as incurred. The estimated useful lives of the assets are as follows:

Leasehold Improvements	5 years
Equipment	5 to 7 years

NOTE C - CASH

Substantially all of the Company’s cash is held at one financial institution. Cash deposits held by the bank may at times exceed FDIC-insured levels. The Company has not experienced any losses in such accounts and the Company believes it is not exposed to any significant credit risk on cash.

NOTE D - ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2005 and 2004:

	2005	2004
Accrued Payroll	$9,666	$2,926
Other	12,338	7,810
Total Accrued Expenses	$22,004	$10,736

NOTE E - ADVERTISING EXPENSE

Advertising costs are expensed when occurred. Advertising costs for the years ended December 31, 2005 and 2004 were $20,235 and $2,250, respectively.

NOTE F - 401(K) PLAN

The Company maintains a 401(k) savings plan for all eligible employees. An eligible employee must be twenty-one years of age and have one year of full time employment. The Company’s discretionary profit sharing contributions were $18,746 and $11,379 for the years ended December 31, 2005 and 2004, respectively.

NOTE G - LINE OF CREDIT

The Company has an annually renewable line of credit with Wachovia Bank in the amount of $50,000. The line of credit has an interest rate of prime plus 1.0%. As of December 31, 2005 and 2004 there was no outstanding balance on the line of credit. The sole member of the Company has personally guaranteed borrowings under this line of credit.

NOTE H - OPERATING LEASES

The company has entered into leases for its office facility and an automobile. The office facility under lease, is owned by the sole member of the Company. The rentable area of the space is approximately 2000 square feet. Rent expense for the related party lease was $48,000 and $48,000 for the years ended December 31, 2005 and 2004, respectively.

The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year, as of December 31, 2005:

	Related Party	Total
2006	$48,000	$51,073
2007	12,000	12,000
Total minimum payments required	$60,000	$63,073

Total rental expenses for all operating leases, was $53,268 and $53,268 during the years ended December 31, 2005 and 2004, respectively.

NOTE I - CONCENTRATIONS

For the years ended December 31, 2005 and 2004, approximately 18.6% and 10.1% of Catamount’s pass-through expenses charged to customers were generated from services rendered by one vendor, Morex Marketing Group, LLC. (See Note J.)  Approximately 26.6% and 7.0% of the trade payables as of December 31, 2005 and 2004 were payable to this same vendor.

NOTE J - SUBSEQUENT EVENT

On January 20, 2006, the Company merged with and into Morex Marketing Group, LLC (“Morex”). As consideration for the merger, the owner of the company received an 8% stake of Morex valued at approximately $1,700,000.

On January 20, 2006, Morex was acquired by Think Partnership Inc. (“Think Partnership”), a Nevada public company. As consideration for the acquisition, the members of Morex received an aggregate of $9,438,778 in cash and an aggregate of 5,513,845 shares of common stock, valued at $2.18 per share. Further, the members of Morex may receive earnout payments (each, an “Earnout Payment”) to be paid in 2006, 2007, 2008 and 2009. Each year’s earnout payment shall be equal to the excess of (A) four times the aggregate earnings of Morex for the previous calendar year over (B) the aggregate amount of merger consideration previously paid by the Company (including any Earnout Payments);  provided, however, in no event shall the total aggregate merger consideration (including the Earnout  Payments) payable to the members of Morex exceed $50 million. Each Earnout  Payment, to the extent earned, will be paid 50% in cash and 50% in shares of Think Partnership’s common stock valued at the average of the closing prices for shares of its common stock on the last day on which such  shares were traded for each quarter of the calendar year on which the particular  Earnout  Payment is based, provided that, in the Think Partnership’s  sole  discretion it may pay to the members in cash any Earnout  Payment that is otherwise required to be paid in shares of common stock (“Earnout  Stock”), if the  delivery  of shares of the  Earnout  Stock would cause the total  merger consideration  paid by Think  Partnership in the form of common stock to exceed 7,674,305 shares. The Members of Morex also received warrants to purchase an aggregate of 105,000 shares of Company common stock at $3.50 per share.